Exhibit 99.1

Procore to Acquire DroneDeploy, Creating Next-Generation Platform That Sees, Understands, and Acts on the Jobsite

The proposed acquisition will bring DroneDeploy’s unified aerial and ground reality capture and robotics capabilities into the Procore platform, transforming jobsite imagery into AI-powered insights and actions

CARPINTERIA, Calif., July 29, 2026 — Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced it has entered into a definitive agreement to acquire DroneDeploy, Inc., the robotics and visual intelligence platform for the built world that is used on over 3 million jobsites across more than 180 countries. Procore will acquire DroneDeploy for approximately $845 million in cash, subject to customary purchase price adjustments.

As a leader in reality capture and robotic automation, DroneDeploy delivers the visual intelligence that bridges the built world—from active construction sites to operational assets—and the digital world, providing critical, real-time visibility into daily operations. Today, construction teams collaborate in Procore, documenting observations and driving actions within the platform. DroneDeploy captures visual information, and when combined with Procore AI, that visual data can be translated into information and observations that can drive autonomous action within Procore.

That connection between project data and jobsite reality is foundational to Procore’s AI strategy as it evolves from the system of collaboration and record to the system of intelligence for construction. DroneDeploy provides perception through three-dimensional ground and aerial imaging spanning drones, ground-deployed robots, and mobile, fixed, and wearable cameras. Together, with Procore AI, we will create the ability to see, understand, and act within Procore—allowing construction teams to automatically document observations, identify issues earlier, and take actions to improve how projects get built. This new layer of visual intelligence is the next step in Procore’s AI journey.

“I am very excited to bring DroneDeploy’s outstanding team, technology and track record of customer success to Procore,” said Ajei Gopal, President and CEO of Procore. “Once the acquisition closes, we plan to immediately cross-sell DroneDeploy’s solutions into our broader customer base and vice versa. For the longer term, adding DroneDeploy’s technology into the Procore platform will enable us to accelerate our AI strategy and deliver digital coworkers that track what’s happening on a project, make sense of it, and then take action to change the outcome.”

“DroneDeploy was built to give people who build, power, and feed our world a source of truth about the physical site. Over the last decade, our customers have consistently told us the same thing—they want reality capture to be a native part of how they work, not another tool bolted on,” said Mike Winn, CEO of DroneDeploy. “Joining Procore accelerates that mission. Going forward, we remain committed to delivering the best ground and aerial reality capture solutions—deeply integrated into Procore to drive automated action—while building on our early investments in AI and robotics. We’re excited to build what’s next together.”

By pairing DroneDeploy’s technology with Procore, manual jobsite inspections and observations will be replaced by multi-modal perception capabilities. A range of cameras, drones, and robots will regularly evaluate the construction site and automatically initiate appropriate responses securely, compliantly, and in context. Amid the acute labor shortage in the construction industry, this practical automation helps support overscheduled field teams.

Once completed, the transaction will bring together two extensive, domain-specific datasets: Procore’s record of construction decision-making—encompassing nearly 400 million photos, over 126 million drawings, and over 10 million RFIs, submittals, and inspections in the last year alone—and DroneDeploy’s visual record of physical builds, spanning approximately 20 trillion square feet of visual data for the built world, tens of millions of user-generated annotations, and more than 100,000 labeled safety issues. Access to the right data separates a proof-of-concept from a mission-critical AI offering.

In the future, Procore will incorporate a seamless integration of capabilities purpose-built for construction: real-time perception, advanced reasoning, and a secure, collaborative, and auditable platform where actions are taken. Such a system will enable Procore to deliver digital coworkers for the field and the back office, saving both time and money.

The transaction is expected to close later this year, subject to customary closing conditions, including the receipt of required regulatory approvals. Procore’s financial outlook issued today represents its organic business, and does not reflect contributions that may come from DroneDeploy.

Goldman Sachs & Co. LLC is serving as the exclusive financial advisor to Procore on the transaction, and Citi is serving as financial advisor to DroneDeploy.

About Procore

Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit https://www.procore.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore, which include statements concerning the merger or any other transactions contemplated by the merger agreement, including the structure, timing, and completion of any such transactions, if they are completed at all, Procore’s anticipated benefits from such transactions, including anticipated benefits to its customers, intended product capabilities, Procore’s financial position and business strategy following the completion of any such transactions, Procore’s plans, objectives, goals, strategies, future revenues, financial position, and capital expenditures, and other information that is not historical information, and that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar expressions that concern Procore’s expectations, strategy, plans or intentions. Important risks and uncertainties that could cause Procore’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: risks associated with completion of the transactions contemplated by the merger agreement being delayed or failing to occur, including the possibility that closing conditions under the merger agreement are not satisfied or waived in a timely manner or at all, or that a governmental entity may prohibit, delay or refuse to grant a regulatory approval; the failure to realize the anticipated benefits from the merger at all or within the expected time period, including due to Procore’s inability to successfully integrate DroneDeploy into its business, or because such integration is more difficult, time-consuming or costly than expected; diversion of management attention from ongoing business operations; the risk that a condition to closing of any proposed debt financing may not be satisfied or waived in a timely manner or at all, or that the closing of any debt financing might be delayed or not occur at all; the sufficiency of Procore’s cash flows and capital resources to fund its operations; Procore’s ability to fund the merger, including its ability to obtain financing on terms satisfactory to Procore or at all; the ability of Procore to enter into any bank financing or capital markets transaction on terms or timing favorable to Procore, or at all; the effects of the transaction on the combined business, including effects on operating costs, customer loss, business disruption, changes in laws and regulations applicable to Procore’s or DroneDeploy’s business model, changes in market or industry conditions, regulatory environment and receptivity to Procore’s or DroneDeploy’s technology and services, results of litigation, a cybersecurity incident, the loss of one or more of Procore’s or DroneDeploy’s key customers or partners, changes to Procore’s or DroneDeploy’s abilities to recruit and retain qualified personnel, and as set forth in Procore’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Procore’s Annual Report on Form 10-K for the year ended

December 31, 2025, filed on February 24, 2026. Procore may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. All forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.